UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C. 20549
                               ________________

  Post-Effective Amendment to Form S-1 Registration Statement No. 033-162824

                                      ON
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                             ESSENSE WATER, Inc.
             (Exact name of issuer as specified in its charter)

            Nevada                     2080                   27-0265042
    (State or jurisdiction       (Primary Standard          (IRS Employer
     of incorporation or     Industrial Classification Identification No.)
       organization)               Code Number)

                               3638 N Rancho Drive
                             Las Vegas, Nevada 89130
                         (509)995-2433/(509)448-4956 FAX
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Mr. Jeffrey Nichols, Esq
                                 811 6th Avenue
                              Lewiston, ID  83501
                        (415)314-9088/(800)219-4345 FAX
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters those securities that remain unissued or unsold hereunder as of the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. __

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]               Accelerated filer [ ]
Non-accelerated filer [ ]                 Smaller reporting company [X]

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment on Form S-1 relates to the following Registration Statements of Essense Water, Inc. (the "Company").

   Registration Statement, which was declared effective on June 9, 2010, pursuant to which the Company registered an aggregate of 8,000,000 shares of its common stock, par value $0.0001 per share, to be sold by the Company at $0.025 per share

Because the Company sold no shares pursuant to the above Offering and is no longer offering securities under that Registration Statement, it is filing this Post-Effective Amendment on Form S-1 to terminate the Registration Statement and to deregister, as of the date hereof, all of the securities that were unsold under the Registration Statement.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on the 18th day of May 2012.

                                      ESSENSE WATER, INC.

                                      By: /s/ Kevin Nichols
                                          -----------------
                                              Kevin Nichols
                                              President, Principal Financial
                                              and Accounting Officer,
                                              Director